Exhibit 1.1

Execution Version

DISTRIBUTION AGREEMENT
April 15, 2019
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Capital One Securities, Inc.
299 Park Avenue, 29th Floor
New York, New York 10171

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor
New York, New York 10152
Ladies and Gentlemen:
VEREIT Inc., a Maryland corporation (the “Company”), confirms its agreement with each of J.P. Morgan Securities LLC, Barclays Capital Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as agent and/or principal under any Terms Agreement (as defined in

Section 1(a) below) (each an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 1(a) below) of up to $750,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-230883) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, and any subsequent registration statement filed by the Company to replace such Registration Statement in connection with its expiration pursuant to Rule 415(a)(5) and (6) under the Act, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated April 15, 2019 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company may also in the future enter into additional distribution agreements (if any, the “Alternative Distribution Agreement”) with one or more additional agents (if any, the “Alternative Agent”). The aggregate Gross Sales Price of the Shares that may be sold pursuant to this Agreement, any Terms Agreement (as defined in Section 1(a) below), the Alternative Distribution Agreements and any Alternative Terms Agreement (as defined in Section 1(a) below) shall not exceed the Maximum Amount. This Agreement and the Alternative Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.”
The Company and each Agent agree as follows:
1.Issuance and Sale.

(a)Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent with any due diligence materials and information reasonably requested by such Agent necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent (or affiliates, successors or assigns of the agents), as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to an Agent (or affiliates, successors or assigns of the agents), as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal pursuant to an Alternative Distribution Agreement, it may enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit A to such Alternative Distribution Agreement. As used herein, (i) “Gross Sales Price” means the gross sales price of the Shares sold in an Agency Transaction or a Principal Transaction, as applicable, (ii) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement, any Alternative Distribution Agreement, any Terms Agreements and any Alternative Terms Agreement is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (iii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iv) “Exchange” means the New York Stock Exchange.

(b)Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transaction entered into hereunder. Each Agent (or affiliates, successors or assigns of the agents) will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined in Section 2(a) below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined in Section 2(a) below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

(c)Each Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”), (B) to or through a market maker, (C) directly on or through any other existing trading market, (D) by any other method permitted by law, including but not limited to in privately negotiated transactions and (E) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.

(d)If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2.Transaction Acceptances and Terms Agreements.

(a)The Company may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by any means permissible under Section 10 hereof from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by any means permissible under Section 10 hereof a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance; and

(iii)the lowest price per Share, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)if other than 2.0% of the Gross Sales Price, such Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares or Floor Price such that the Gross Sales Price contemplated by such Transaction Proposal, when added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder, any Terms Agreements, any Alternative Distribution Agreement and any Alternative Terms Agreements, results or could result in an aggregate Gross Sales Price that exceeds the Maximum Amount, nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party either by email or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein. During the term of any such suspension, the Company shall not, in connection with any such Agency Transaction, be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 6(b) through 6(d) hereof, be deemed to affirm any of the representations or warranties in this Agreement pursuant to Sections 3 or 6(a) hereof, or be obligated to cooperate with any due diligence review referred to in Section 6(f) hereof until the termination of the suspension and the recommencement of the offering of the Shares pursuant to the Agreement, at which time the Agent may request such documents or such due diligence review prior to recommencing any offering or sales of the Shares.
(b)The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through the Agent pursuant to this Agreement shall be a percentage, not to exceed 2.0%, of the Gross Sales Price of such Shares, which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”

(c)Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made by the applicable Agent to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”). In the event that the applicable Agent delivers the Gross Sales Price to the Company at an Agency Settlement Date, the difference between the Gross Sales Price and the Net Sales Price for such Shares shall be set forth and invoiced in a periodic statement from the applicable Agent to the Company and payment of such amount shall be made promptly by the Company after its receipt thereof.

(d)If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the sales price per Share for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e)Under no circumstances shall the Gross Sales Price of the Shares sold pursuant to this Agreement, any Alternative Distribution Agreement, any Terms Agreements and any Alternative Terms Agreement exceed the Maximum Amount.

(f)If either the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company and such Agent shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.

(g)(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)    The terms set forth in a Terms Agreement shall not be binding on the Company or the applicable Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.
(h)Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(i)Notwithstanding any other provision of this Agreement and except as may otherwise be specifically agreed by the Agents and the Company after consultation with counsel with respect to clause (ii) below, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to each Agent given either by email or telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and none of the Agents shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information or (ii) at any time during the period commencing on the 15th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10‑Q or an Annual Report on Form 10‑K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j)The Company agrees that (i) any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall only be effected by or through only one of the Agents or an Alternative Agent on any Exchange Business Day (subject to the exceptions set forth in Section 4(n) below), but in no event by more than one Agent, and the Company shall in no event request that more than one Agent sell Shares on the same day; provided, however, that the foregoing limitation shall not preclude a Principal Transaction that is executed by more than one Agent.

(k)Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, shall be permitted or obligated to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3.Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Agents, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)    The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; no order suspending the effectiveness of the Registration Statement has been issued, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agents and furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Agents’ initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.
(b)    Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of each Agent, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus (as defined below). Any such free writing prospectus relating to the Shares consented to by the applicable Agent (including any free writing prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount pursuant to Rule 457 under the Act.
(c)    The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    The financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their consolidated operations and the changes in their cash flows for the periods specified (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments). The financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and all supporting schedules to such financial statements included or incorporated by reference in the Registration Statement fairly present in all material respects the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(e)    Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the date of the most recent financial statements of the Company included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus: (i) there has not been any material change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries; (ii) there has been no material adverse change or any development that could be expected to have a Material Adverse Effect (as defined below); (iii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent; (iv) the Company and its subsidiaries, considered as one entity, have not entered into any material transaction or agreement that would be required to be disclosed in the Prospectus or a Permitted Free Writing Prospectus in order to make the representations in Section 3(a) hereof accurate that is not so disclosed; (v) there has been no dividend or distribution of any kind declared, paid or made by the Company (other than regular monthly or quarterly cash dividends consistent with past practice) or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
(f)    The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing as a corporation, partnership or limited liability company, as the case may be, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as a foreign corporation or other business entity in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 (not including the entities on such Exhibit that have been merged, sold or otherwise dissolved) to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K and except for entities formed since January 1, 2019 in connection with property acquisitions and which do not constitute Significant Subsidiaries (as defined below). The subsidiaries listed in Exhibit D to this Agreement are the only significant subsidiaries of the Company (other than VEREIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”)) (together with the Operating Partnership, the “Significant Subsidiaries”).
(g)    The Company has the capitalization as set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and all of the issued shares of capital stock or other ownership interest of each Significant Subsidiary that are owned directly or indirectly by the Company, are owned by the Company, directly or indirectly, free and clear of all security interests, mortgages, liens, encumbrances, equities or adverse claims (collectively, “Liens”), except for such Liens as are set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and Liens securing obligations under the Credit Agreement.
(h)     The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights.
(i)    With respect to any stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(j)    The Company has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).
(k)    This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement will have been duly authorized, executed and delivered by the Company.
(l)    This Agreement conforms and each Terms Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(m)    Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws (or similar organizational documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its Significant Subsidiaries are a party or by which the Company or any of its Significant Subsidiaries are bound or to which any property or asset of the Company or any of its Significant Subsidiaries are subject, or (iii) in violation of any statute or any order, rule or regulation applicable to the Company or any of its Significant Subsidiaries of any court or governmental or regulatory agency or body having jurisdiction over the Company, any of its Significant Subsidiaries or their property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(n)    The execution, delivery and performance by the Company of this Agreement and any Terms Agreement, the issuance and sale of the Shares, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus Supplement, and the consummation of the transactions contemplated hereby, thereby or by any Terms Agreement, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of the Significant Subsidiaries, (iii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any of the Company’s subsidiaries (other than the Significant Subsidiaries) or (iv) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their properties or assets, except, with respect to clauses (i), (iii) and (iv), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.
(o)    No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus Supplement, and the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except as have been made or obtained, except as may be required by and made in accordance with or obtained under the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state or other jurisdiction securities or Blue Sky laws, and except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.

(p)    Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party, or of which any property, right or asset of the Company or any of its subsidiaries is the subject, that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement; and to the knowledge of the Company, no such Actions are threatened by any governmental or regulatory authority or by others. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent. There are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described in the Registration Statement, the Prospectus or any document incorporated by reference therein, and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so filed as exhibits to the Registration Statement or so described in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus.
(q)    Deloitte & Touche LLP, which has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) of the Operating Partnership and the Company filed with the Commission and included or incorporated by reference in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are independent public accountants with respect to the Company and the Operating Partnership, as required by the Act and the Exchange Act and applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States).
(r)    (i) Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company and its subsidiaries have good and marketable title to all of the real and personal property and the other assets reflected as owned in the financial statements referred to in Section 3(d) above, in each case free and clear of any Liens, except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(s)    (i) The Company and its subsidiaries own or have sufficient rights to use (A) to its knowledge, all patents and patent applications, and (B) all trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the operation of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; (ii) to the knowledge of the Company, the Company and each of its subsidiaries’ conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and each of its subsidiaries have not received any written notice of any infringement claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and each of its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except in the case of each of clauses (i)-(iv) where the failure to own or have the right to use such Intellectual Property or such infringement, misappropriation or violation (if the subject of an unfavorable ruling or decision as to the Company or any of its subsidiaries) would not reasonably be expected to have a Material Adverse Effect.
(t)    There is no business relationship or related party transaction involving the Company or any of its subsidiaries or any other person that would be required by the Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in any Permitted Free Writing Prospectus.
(u)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(v)    The Company and its subsidiaries have paid all federal, state, local and foreign taxes and timely filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions), except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no tax deficiency assessment or claim that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(w)    The Company and its subsidiaries possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, local, federal or foreign governmental or regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not individually or in the aggregate, be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(x)    Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries, to the knowledge of the Company, is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or, the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.
(y)    Except as otherwise described in the Prospectus and any Permitted Free Writing Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee pension benefit plan” (as defined under ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan,” or (ii) Sections 412, 4971 or 4975 of the Code or Section 4062(e) of ERISA or (iii) Section 4980B of the Code as a result of a failure to comply with such section, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “employee pension benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(z)    The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is likely to materially affect, the Company’s internal control over financial reporting.

(aa)    The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(bb)    The Company and its subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as it reasonably deems adequate for its business, and the real property owned by the Company and its subsidiaries is appropriately insured by institutions it reasonably believes to be financially sound. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to the extent it or any subsidiary is not able (or chooses not) to renew such existing coverage as and when such policies expire, to obtain comparable coverage from similar institutions to the extent reasonably believed to be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
(cc)    (A) Neither the Company nor any of its subsidiaries, nor, (B) to the knowledge of the Company, (1) any director, officer or employee of the Company or any of its subsidiaries or (2) any agent, affiliate or other person, in any case referred to in this clause (B), while acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit on behalf of the Company or any of its subsidiaries, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit (including. any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(dd)    The operations of the Company and its subsidiaries are, and have been conducted for the prior five years, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ee)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or any person acting on behalf of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with persons that, at the time of such funding or facilitation, are the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country.
(ff)    (i)(x) Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent in all material respects with industry standards and practices or otherwise as the Company generally deems reasonably adequate for its and its subsidiaries’ business.

(gg)    Except as described in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and except with respect to any of the Agents, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that could give rise to a valid claim against any of them, the Agents or the Alternative Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(hh)    Except as set forth in the limited partnership agreement of the Operating Partnership, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance and sale of the Shares as contemplated by this Agreement.
(ii)    The Company and its subsidiaries, and their respective affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares in connection with the offering of the Shares.
(jj)    None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(kk)    The statistical, demographic and market-related data included or incorporated by reference in each of the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus are based on or derived from sources that (i) the Company has no reason to believe are unreliable or inaccurate in all material respects or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.
(ll)    The Company is in compliance with, and, except as disclosed in the Prospectus and any Permitted Free Writing Prospectus, there has been no failure on the part of the Company, or any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(mm)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(nn)    All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.
(oo)    The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.
(pp)    Any certificate signed by any officer, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company and delivered to an Agent or to counsel to such Agent pursuant to or in connection with this Agreement or any Terms

Agreement shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby.
(qq)    The Company is organized as and operates in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code; and the method of operation for the Company and its subsidiaries as described in the Prospectus and any Permitted Free Writing Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.
4.Certain Covenants of the Company. The Company hereby agrees with each of the Agents:

(a)    For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.
(b)    To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by each Agent and, at an Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.
(c)    To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S‑3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.
(d)    In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.
(e)    To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process or take any action that would subject it to service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.
(f)    To make available to the Agents at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.
(g)    To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as the Agents may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that the Company shall have no obligation to provide the Agents with any document filed on EDGAR or included on the Company’s Internet website.
(h)    If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agent, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.
(i)    To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.
(j)    To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”
(k)    Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business that do not in the reasonable opinion of counsel to the Company constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(l)    Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith not to exceed $10,000) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, and (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement; provided that, except as otherwise agreed with the Company, each Agent shall be responsible for any transfer taxes on resale of Shares by such Agent, any costs and expenses associated with the sale and marketing of such Shares, and the legal costs of such Agent, other than as specifically provided in the foregoing clauses and in the next sentence. In addition, if a number of Shares having an aggregate offering price of $75,000,000 have not been offered and sold under this Agreement by the eighteen month anniversary of this Agreement, the Company shall reimburse the Agents for all of their reasonable documented out-of-pocket expenses, including the reasonable documented fees and disbursements of a single counsel for the Agents, who shall be the same counsel used by any Alternative Agent under any Alternative Distribution Agreement, incurred by them in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder; provided that the Company will not be obligated to reimburse any expenses pursuant to the last sentence of this Section 4(l) in excess of $125,000.
(m)    With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.
(n)    If any Agency Transactions or Principal Transactions are pending, the Company will not, without (A) giving the Agents at least two Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this Agreement, any Terms Agreement, any Alternative Distribution Agreement or any Alternative Terms Agreement for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, publicly announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement (other than any registration on Form S-8 or on Form S-3 in connection with a filing required pursuant to the limited partnership agreement of the Operating Partnership, with respect to Common Stock that may be issued upon exchange of common units of limited partnership interest in the Operating Partnership outstanding on the date hereof) under the Act relating to, any shares of Common Stock or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares offered and sold under this Agreement, any Terms Agreement, any Alternative Distribution Agreement or any Alternative Terms Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion, redemption or exchange of a security outstanding on the date hereof and referred to in the Prospectus, including common units of limited partnership interest in the Operating Partnership, and (C) any shares of Common Stock, shares of restricted stock, restricted stock units, deferred stock units or other equity-based awards issued, or options to purchase Common Stock granted or issued pursuant to existing benefit or equity plans of the Company referred to in the Prospectus. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.
(o)    The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
(p)    The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.
(q)    The Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.
(r)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated in accordance with its terms, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(s)    The Company will deliver to any Agent, upon such Agent’s request on or prior to the date of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Agents may reasonably request in connection with the verification of the foregoing Certification.
5.Execution of Agreement. The Agents’ obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)    the Company shall have delivered to the Agents:
(i)an officer’s certificate signed by an officer of the Company who has specific knowledge of the Company’s financial matters certifying as to the matters set forth in Exhibit B hereto;

(ii)an opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Company, addressed to the Agents and dated the date of this Agreement, in form and substance reasonably satisfactory to the Agents, as set forth in Exhibit C-1 hereto. In rendering such opinion, Goodwin Procter LLP may reasonably rely upon representations and covenants of duly appointed officers of the Company and its subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices.

(iii)a tax opinion of Goodwin Procter LLP, tax counsel for the Company, addressed to the Agents and dated the date of this Agreement, in form and substance reasonably satisfactory to the Agents. In rendering such opinion, Goodwin Procter LLP may reasonably rely upon representations and covenants of duly appointed officers of the Company and its subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices

(iv)an opinion of Venable LLP, Maryland counsel for the Company, addressed to the Agents and dated the date of this Agreement, in form and substance reasonably satisfactory to the Agents, as set forth in Exhibit C-2 hereto. In rendering such opinion, Venable LLP may reasonably rely upon representations and covenants of duly appointed officers of the Company and its subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices

(v)a “comfort” letter from Deloitte & Touche LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(vi)evidence reasonably satisfactory to the Agents and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vii)resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(viii)such other documents as the Agents shall reasonably request; and

(b)    The Agents shall have received an opinion and 10b-5 statement, addressed to the Agents, of Cahill Gordon & Reindel LLP, counsel for the Agents, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
6.Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents as follows:

(a)    Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).
(b)    Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents shall reasonably request, provided that the Agents shall not make such a request during periods that there is no proposed Agency Transaction pursuant to a delivery of a Transaction Proposal (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act but, for the avoidance of doubt, excluding any Current Report on Form 8-K or any part thereof under Item 2.02 or 7.01 that is “furnished”; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.
(c)    Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause to be furnished to Agents the written opinions and, if not included in such opinions, negative assurance letter of Goodwin Procter LLP, counsel to the Company, the written opinion of Venable LLP, Maryland counsel to the Company and the written opinion, and if not included in such opinion, negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Agents, each dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letter referred to in Sections 5(a)(ii)-(iv) or Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, each such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinions and letters of such counsel referred to in Sections 5(a)(ii)-(iv) or Section 5(b) hereof, as applicable, furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).
(d)    Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause Deloitte & Touche LLP to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(v) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries) or acquired properties or assets, the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request.
(e)     (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company.
(f)    The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries) or acquired properties or assets, representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and (ii) at each Bring-Down Delivery Date and otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries) or acquired properties or assets, representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and their counsel.
(g)    The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual reports on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.
All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.
7.Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)    At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:
(i)The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct at each such time, as the case may be, as though made at and as of each such time.

(ii)The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii) (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix)No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b)    Within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received (i) the officer’s certificates, opinions and negative assurance letters of counsel and the “comfort” letter and other documents provided for under Sections 6(b) through (d), inclusive, and (ii) an opinion and 10b-5 statement, addressed to the Agents, of Cahill Gordon & Reindel LLP, counsel for the Agents, with respect to such matters as the Agents may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.
8.Termination.

(a)(i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)    In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.
(b)(i) Each Agent may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company; provided, however, that this Agreement will remain in full force and effect with respect to the Agents that have not so terminated the Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)    In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.
(c)This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount in Shares has been sold in accordance with the terms of this Agreement, any Terms Agreements, any Alternative Distribution Agreement and any Alternative Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.Indemnity and Contribution.

(a)The Company agrees to indemnify and hold harmless each Agent, its affiliates, directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in subsection (b) below.

(b)Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the third sentence of the second paragraph and the third and ninth paragraphs under the caption “Plan of Distribution” in the Prospectus Supplement.

(c)If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (whose consent shall not be unreasonably withheld), be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time after notice from the Indemnified Person of commencement of such proceeding to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the named parties in such proceeding (including any impleaded parties) include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents and their affiliates, directors and officers and their control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate counsel for the Agents and their affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, and any such separate counsel for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment in accordance with the provisions of this Section 9. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses payable by the Company in connection with the sale of the Shares) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the applicable Agents in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company, on the one hand, and applicable Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented out-of-pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agents, shall be sufficient in all respects if delivered or sent to (i) J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, New York 10179, to the attention of Special Equities Group, Stephanie Little (email stephanie.y.little@jpmorgan.com) and Brett Chalmers (email brett.chalmers@jpmorgan.com), (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: (646) 834-8133, (iii) Capital One Securities, Inc., 201 St. Charles Avenue, Suite 1830, New Orleans, LA 70170, Attention: Gabriele Halprin, (iv) Citigroup Global Markets Inc., 388 Greenwich Street, 6st Floor, New York, New York 10013, Attention: Special Equity Transactions Group, (v) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, (vi) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Facsimile: (646) 855-3073, with a copy to ECM Legal, Facsimile: (212) 230-8730, (vii) Morgan Stanley & Co. LLC; 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (viii) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, Facsimile: (212) 214-5918 and, if to the Company, shall be sufficient in all respects if delivered or sent to it at VEREIT, Inc. 2325 E. Camelback Road, 9th Floor, Phoenix, AZ, Attention: General Counsel (email lgoldberg@vereit.com), with copies to Michael Bartolotta (email mbartolotta@vereit.com) and Liem Do (email ldo@vereit.com) and to Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Gilbert G. Menna (email gmenna@goodwinlaw.com) and David H. Roberts (email droberts@goodwinlaw.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents either by telephone (confirmed promptly by email) or email to the applicable Agent as follows: (i) if to J.P. Morgan Securities LLC, to Stephanie Little at telephone number (312) 732-3229 or email stephanie.y.little@jpmorgan.com and Brett Chalmers at telephone number (212) 622-2252 or email brett.chalmers@jpmorgan.com, (ii) if to Barclays Capital Inc., to Scott Kinloch at telephone number (212) 526-9420 or email scott.kinloch@barclays.com and to Daniel Sinni at telephone number (212) 526-9420 or email daniel.sinni@barclays.com, (iii) if to Capital One Securities, Inc., to Gabrielle Halprin at telephone number (504) 533-7377 or email gabrielle.halprin@capitalone.com, (iv) if to Citigroup Global Markets Inc., to Matthew T. Morris at telephone number (212) 723-7833 or email matthew.t.morris@citi.com and Eric H. Rosen at telephone number (212) 723-7158 or email eric.h.rosen@citi.com, (v) if to Goldman Sachs & Co. LLC, to Ryan Cunn at telephone number (212) 357-2149 or email ryan.cunn@gs.com and Matthew Walsh at telephone number (212) 357-1039 or email matthew.walsh@gs.com, (vi) if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to Christine Roemer at telephone number (646) 855-8901 or email christine.roemer@baml.com, (vii) if to Morgan Stanley & Co. LLC, to Jon Sierant at telephone number (212) 761-3778 or email Jon.Sierant@morganstanley.com and Eddie Molloy at telephone number (212) 761-1945 or email Edward.Molloy@morganstanley.com, (viii) if to Wells Fargo Securities, LLC, to Jennifer Lynch at telephone number (212) 214-6122 or email jennifer.r.lynch@wellsfargo.com and Bill O’Connell at telephone number (212) 214-6127 or email william.oconnell@wellsfargo.com and to Josie Callanan at telephone number (212) 214-6128 or email josie.callanan@wellsfargo.com; and Transaction Acceptances shall be delivered by the applicable Agent to the Company by email to Michael Bartolotta (email mbartolotta@vereit.com), Liem Do (email ldo@vereit.com and DLTreasury@vereit.com) and Lauren Goldberg (email lgoldberg@vereit.com).

11.No Fiduciary Relationship. The Company acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Agents is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have any responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

12.Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13.Governing Law; Construction.

(a)This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. This Agreement and any Terms Agreement to which Merrill Lynch, Pierce, Fenner & Smith Incorporated is a party shall inure to the benefit of and be binding upon BofA Securities, Inc. as an assignee to Merrill Lynch, Pierce, Fenner & Smith Incorporated without the prior written consent of any party. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agents shall be deemed to be a successor merely by reason of purchase.

15.Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents.

17.Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18.Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19.Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.Recognition of the U.S. Special Resolution Regimes.

(a)In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)For purposes of this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in             accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agents.
Very truly yours,
VEREIT, INC.

By:     /s/ Michael J. Bartolotta
Name: Michael J. Bartolotta
Title: Executive Vice President and Chief Financial
Officer

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:
J.P. MORGAN SECURITIES LLC

By:	/s/Stephanie Little
Name: Stephanie Little
Title: Executive Director

[Signature Page to Distribution Agreement]

BARCLAYS CAPITAL INC.

By:	/s/Nicholas Cunningham
Name: Nicholas Cunningham
Title: Managing Director

[Signature Page to Distribution Agreement]

CAPITAL ONE SECURITIES, INC.

By:	/s/Greg K. Steele
Name: Greg K. Steele
Title: Managing Director

[Signature Page to Distribution Agreement]

CITIGROUP GLOBAL MARKETS INC.
By: /s/Baj Mandhania
Name: Baj Mandhania
Title: Vice President

[Signature Page to Distribution Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/Michael Voris
Name: Michael Voris
Title: Managing Director

[Signature Page to Distribution Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director Investment Banking

[Signature Page to Distribution Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/Jon Sierant
Name: Jon Sierant
Title: Executive Director

[Signature Page to Distribution Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature Page to Distribution Agreement]

Schedule A

Authorized Company Representatives

Exhibit A

VEREIT, Inc. Common Stock
TERMS AGREEMENT
_____________, 20__

[Name and address of applicable agent]
Ladies and Gentlemen:
VEREIT, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated April 15, 2019 (the “Distribution Agreement”) between the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, to issue and sell to [ ]1 (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.
Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.
An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.
[Signature Page Follows]
____________________________
1    To be the name of the applicable agent.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.
VEREIT, INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written:
[NAME OF APPLICABLE AGENT]
By:
Name:
Title:

Schedule to Terms Agreement
Title of Purchased Securities:
Common Stock, par value $0.01 per share
Number of Shares of Purchased Securities:
[●] shares
Initial Price to Public:
$[●] per share
Purchase Price Payable by the Agent:
$[●] per share
Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.
Settlement Date:
[●], 20[●]
Closing Location:
[●]
Documents to be Delivered:
The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):
(1) the officer’s certificate referred to in Section 5(a)(i);
(2) the opinions and negative assurance letter of the Company’s outside counsel referred to in Sections 5(a)(ii), 5(a)(iii) and 5(a)(iv);
(3) the “comfort” letter referred to in Section 5(a)(v);
(4) the opinion and negative assurance letter referred to in Section 5(b); and
(5) such other documents as the Agent shall reasonably request.

[Lockup:]
[●]
Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]
Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

OFFICER’S CERTIFICATE
Dated __________, 20__
I, [name], [title] of VEREIT, Inc., a Maryland corporation (the “Company”), do hereby certify that this certificate is signed by me pursuant to the Distribution Agreement dated April 15, 2019, between the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (the “Agreement”), and do hereby further certify on behalf of the Company, as follows:
1.    The representations and warranties of the Company in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;
2.    The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;
3.    The Company’s Registration Statement (File No. 333-230883) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with; and
4.    Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, there has not been any material adverse change or any development that could reasonably be expected to have a Material Adverse Effect.
All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

B-1

Name:
Title:

B-2

Exhibit C-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF
GOODWIN PROCTER LLP,
COUNSEL TO THE COMPANY

C-1

Exhibit C-2

FORM OF OPINION OF VENABLE LLP, MARYLAND COUNSEL TO THE COMPANY

C-2

Exhibit D

Significant Subsidiaries

D-1